THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THEY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

_________________________

CONVERTIBLE PROMISSORY NOTE

OF

DAUPHIN TECHNOLOGY, INC.

Principal Amount : $1,000,000	Date: June 20, 2006

Dauphin Technology, Inc., an Illinois corporation (the “Company”), for value received, hereby promises to pay to the order of Diamantis Antonopoulos, a resident/corporation/partnership of the state of Illinois (the “Holder”), at 4028 W. 147th Street Midlothian Illinois, 60445, the principal sum of One Million Dollars ($1,000,000), plus interest on the principal amount outstanding at a rate of two percent (2%) per annum, calculated from the date of this Convertible Promissory Note (this “Note”) until the principal amount hereof and all interest accrued thereon is paid (or converted, as provided in Section 2 hereof). The outstanding principal amount of this Note, and the interest accrued thereon, shall be due and payable at the Holder’s address given above on the earliest to occur of (i) December 31, 2006 (the “Maturity Date”), or (ii) when, upon or during the occurrence of an Event of Default (as defined in Section 8 below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof, unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note.

This Note is one of several convertible promissory notes that have been issued or that may hereafter be issued in connection with the Company’s borrowing of an aggregate principal amount (including the principal amount represented by this Note) of up to $2,000,000.00 (the “Series”).

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.    Definitions. The following definitions shall apply for all purposes of this Note:

1.1    “Company” shall mean the Company, as defined above, and includes any corporation or entity that shall succeed to or assume the obligations of the Company under this Note.

1.2   “Conversion Date” shall mean the date on which, pursuant to Sections 2 and 3 hereof, this Note is converted into the Conversion Stock.

1.3   “Conversion Stock” shall mean 3,333,333 shares of $0.001 par value common stock of the Company, in consideration of the principal amount payable hereunder. Upon conversion into stock, the holder agrees to waive all interest accrued during the term of the loan.

1.4   “Holder,” or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2.    Conversion; Prepayment.

a.    Conversion of Note. The Holder or the Company shall have the right, to convert the principal into Conversion Stock, at any time after the Company has amended its Articles of Incorporation to provide for a number of authorized shares of $0.001 par value common stock sufficient in number to enable the Company to validly issue Conversion Stock in an amount sufficient to convert this Note and any other notes issued as part of the Series, and prior to the Company’s payment of the outstanding principal balance of this Note. Upon Conversion under this Section 2, this Note shall be surrendered at the principal offices of the Company.

b.    Prepayment of Note. Prior to Stock Conversion this Note may be prepaid in full at any time without penalty only by mutual agreement between the company and the holder.

3.    Issuance of Conversion Stock. As soon as practicable after conversion and surrender of this Note, the Company will, at its expense, cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Conversion Stock to which the Holder shall be entitled upon such conversion, bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company. Such conversion shall be deemed to have occurred (i) under Section 2 above and (ii) immediately prior to the close of business on the Conversion Date. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Company will pay the cash value of that fractional share, calculated on the basis of the closing price as of the close of trading on the last trading day occurring immediately before the Conversion Date.

4.    Reservation of Stock.

4.1    Notice of Amendment. The Company shall promptly give to the Holder written notice, by first class mail, postage prepaid, at the Holder’s address as shown on the Company’s books, of any amendment to its Articles of Incorporation that results in the provision for a number of authorized shares of $0.001 par value common stock sufficient in number to enable the Company to validly issue Conversion Stock in an amount sufficient to convert this Note and any other notes issued as part of the Series.

4.2    Reservation of Stock. Promptly following the effective date of any amendment to its Articles of Incorporation that results in the provision for a number of authorized shares of $0.001 par value common stock sufficient in number to enable the Company to validly issue shares of Conversion Stock in an amount sufficient to convert this Note and any other notes issued as part of the Series, the Company shall take all corporate action, and shall obtain all government consents and approvals, necessary to issue or to reserve for issuance the shares of Conversion Stock issuable upon a conversion of this Note and any other notes in the Series.

5.    Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

6.    No Rights or Liabilities as Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

7.    Corporate Action; No Impairment. The Company will not, through reorganization, consolidation, merger, dissolution, or sale of substantially all of its assets, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment.

8.    Default. The Company’s failure to make any payment due and payable under the terms of this Note within ten (10) days following the date of any written notice thereof from the Holder, or the Company’s failure to issue and deliver any shares of Conversion Stock issuable to the Holder within thirty (30) days following the Holder’s delivery of written notice of conversion pursuant to Section 2, shall constitute an “Event of Default.” In the event of an Event of Default, the Holder shall, in addition to any other remedies allowed by law and following delivery of written notice to the Company, be entitled to accelerate all unpaid principal and interest under this Note. Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

9.    Waiver and Amendment. Any provision of this Note may be amended, waived, modified, discharged or terminated by written agreement signed by the Company and Holder.

10.       Assignment; Binding upon Successors and Assigns. The Company may not assign any of its obligations hereunder without the prior written consent of the Holder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

11.       Waiver of Notice; Attorneys’ Fees. The Company and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Holder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. The Holder shall be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

12.       Construction of Note. The terms of this Note have been negotiated by the Company and the Holder, with the assistance of their respective attorneys. The language hereof will not be construed for or against either the Company or the Holder. Unless otherwise explicitly set forth, a reference to a Section will mean a Section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note, which will be considered as a whole.

13.       Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:
(i) If to the Holder:	To the address first given above.
(ii) If to the Company:	Dauphin Technology, Inc.
1014 E. Algonquin Rd. Suite 111
Schaumburg, IL 60173
Attention: President

or to such other address as may have been furnished to the other party in writing pursuant to this Section 13, except that notices of change of address shall only be effective upon receipt.

14.       Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the State of Illinois applied to agreements among Illinois residents entered into and to be performed entirely within the state of Illinois, without reference to principles of conflict of laws or choice of laws.

15.       Dispute Resolution. Any controversy, dispute or claim between the parties arising out of, related to or in connection with this Note, or the performance or breach hereof, shall be submitted to and settled by arbitration conducted by the American Arbitration Association in Chicago, Illinois, in accordance with its commercial arbitration rules as then in effect; provided that the arbitration shall be by a single arbitrator mutually selected by the Company and the Holder, and if such parties do not agree within thirty (30) days after the date of notification of a request for such arbitration made by either of such parties, the selection of the single arbitrator shall be made by the American Arbitration Association in accordance with said rules. In addition to, and not in substitution for any and all other relief in law or equity that may be granted by the arbitrator, the arbitrator may grant equitable relief and specific performance to compel compliance hereunder. The determination of the arbitrator shall be accom-panied by a written opinion of the arbitrator and shall be final, binding and conclusive on the parties, and judgment on the arbitrator's award, including without limitation equitable relief and specific performance, may be entered in and enforced by any court having jurisdiction thereof. Fees and expenses of the American Arbitration Association and of the arbitrator shall be borne as shall be determined by the arbitrator, and the arbitrator may in his discretion award attorneys' fees and expenses in addition to any other remedy that is allowed and regardless of whether such remedy includes an award of damages.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

By:	_____________________________
Name: Andrew J. Kandalepas
CEO/Chairman
Dauphin Technology, Inc.

and

By:	_____________________________
Diamantis Antonopoulos,
Individual
MW:CONVERT_Tim_3,333,333_[2].doc